UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(347) 323-9581

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This First Amendment to Form 8-K filed December 13, 2023 includes a press release issued today, which is included herein as Exhibit 99.1.

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

On December 12, 2023, we circulated financial exhibits and our presentation deck, including our recently qualified Form 1A for a Tier 2 Regulation A offering, to lenders and their advisors requesting debt financing of up to $5-7 million to fund our purchases of two specialty contractors in Florida. Target #1 has been audited for calendar years 2021-2022 and generates $6 million in estimated profitable annual revenue manufacturing, selling and installing analog and digital signs in South Florida to home communities, enterprises, and municipal governments. Target #2 previously generated $8 million in estimated profitable annual revenues performing modular construction services for municipal government customers including K12 schools, police departments, fire departments and other and has received a quote for a two-year private company audit required to combine with our PCAOB audited business. No Merger Agreement or Plan of Merger has been executed with either Target. There are no assurances either transaction will be financed or completed.

Item 9.01. Exhibits

(10) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Himalaya Technologies, Inc. Press Release – December 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: December 14, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer